NEWS RELEASE

ASTEC REPORTS FOURTH QUARTER 2022 RESULTS

Fourth Quarter 2022 Highlights (all comparisons are made to the prior year fourth quarter):
•Net sales increased 31.2% to $349.9 million
•Operating margin of 0.9% increased 320 bps
•Diluted loss per share of $(0.04) compared to $(0.44); Adjusted EPS of $0.34 compared to a loss of $(0.06) per share
•Backlog increased 19.7% to $912.7 million
•Repurchased $4.0 million of shares

CHATTANOOGA, Tenn. (March 1, 2023) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the fourth quarter and full year of 2022.

"We had a solid finish to the year as demand for our products remained robust in the fourth quarter and top line growth was achieved by realizing the benefits of pricing actions, volume and mix." said Jaco van der Merwe, Chief Executive Officer of Astec. "As a leader in the markets we serve, we capitalized on the success of our commercial teams by delivering double-digit percentages of net sales growth in both Infrastructure Solutions and Materials Solutions, improving 27% and 39%, respectively. Investments in personnel and tools to improve output are paying off, and we were able to improve consolidated margins. We are on schedule to deliver our initial implementations of our standardized enterprise resource planning and related systems, which will further enhance efficiency. We remain committed to our Simplify, Focus and Grow and Built To Connect strategies and are well-positioned to drive additional long-term, sustainable value to our customers and shareholders."

(in millions, except per share and percentage data)	4Q 2022	4Q 2021 (a)	Change		2022	2021 (a)	Change
Net sales	$349.9	$266.6	31.2%		$1,274.5	$1,095.5	16.3%
Domestic sales	282.0	213.3	32.2%		1,014.3	842.1	20.4%
International sales	67.9	53.3	27.4%		260.2	253.4	2.7%
Backlog	912.7	762.6	19.7%		912.7	762.6	19.7%
Domestic backlog	773.3	627.0	23.3%		773.3	627.0	23.3%
International backlog	139.4	135.6	2.8%		139.4	135.6	2.8%
Income (loss) from operations	3.3	(6.2)	153.2%		7.5	19.9	(62.3)%
Operating margin	0.9%	(2.3)%	320	bps	0.6%	1.8%	(120	bps)
Effective tax rate	144.8%	17.5%	12,730	bps	113.6%	(15.2)%	12,880	bps
Net (loss) income attributable to controlling interest	(1.0)	(10.0)	90.0%		(0.1)	15.8	(100.6)%
Diluted EPS	(0.04)	(0.44)	90.9%		—	0.69	(100.0)%

Adjusted (Non-GAAP)
Adjusted income (loss) from operations	14.7	0.2	7,250.0%		44.0	35.8	22.9%
Adjusted operating margin	4.2%	0.1%	410	bps	3.5%	3.3%	20	bps
Adjusted effective tax rate	47.6%	(44.4)%	9,200	bps	32.8%	7.6%	2,520	bps
Adjusted net income (loss) attributable to controlling interest	7.8	(1.4)	657.1%		28.0	31.7	(11.7)%
Adjusted EPS	0.34	(0.06)	666.7%		1.23	1.38	(10.9)%
Adjusted EBITDA	22.2	7.0	217.1%		70.8	65.1	8.8%
Adjusted EBITDA margin	6.3%	2.6%	370	bps	5.6%	5.9%	(30	bps)
(a) Certain prior period amounts have been revised to correct immaterial errors. See accompanying financial statement for additional details.

•Net sales were driven by volume, pricing and mix that generated increases in both domestic and international equipment and parts sales. International sales increased in nearly all international markets in which we sell.
•Operating margin increased as higher net sales outpaced inflation, manufacturing inefficiencies, increased expenses for selling, general and administrative, research and development and restructuring. Selling, general and administrative expense were lower as a percentage of sales as we leveraged investments in future growth initiatives.
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•The effective tax rate for the quarter was higher compared to the same quarter in 2021 primarily due to a discrete income tax expense for establishing a valuation allowance at our Brazilian subsidiary, partially offset by benefits of research and development net tax credits and from the foreign derived intangible income deduction.
•Adjusted net income and Adjusted EPS exclude $8.8 million and $0.38, respectively, of incremental costs, net of tax, primarily driven by our transformation program initiatives to optimize our company for long term value creation and restructuring charges related to our recent chief executive officer transition. Excluding the discrete income tax effect of the Brazil valuation allowance, Adjusted EPS would have been $0.58.

Segments Results

Infrastructure Solutions - Road building equipment, asphalt and concrete plants, thermal storage solutions.
•Net sales of $238.4 million increased 27.1% due to strong domestic and stable international demand, pricing and mix that generated increased equipment and parts sales.
•Segment Operating Adjusted EBITDA of $23.1 million increased 79.1% primarily due to higher net sales and a 110 basis point improvement in gross profit margin partially offset by manufacturing inefficiencies and increased research and development costs. Segment Operating Adjusted EBITDA margin of 9.7% increased 280 basis points.

Materials Solutions - Processing equipment to crush, screen and convey aggregates.
•Net sales of $109.8 million increased 39.0% due to favorable volume, pricing and mix in both equipment and parts sales.
•Segment Operating Adjusted EBITDA of $9.7 million increased 246.4% due to increased net sales partially offset by a 50 basis point decline in gross profit margin resulting from manufacturing inefficiencies. Segment Operating Adjusted EBITDA margin of 8.8% increased 530 basis points.

Balance Sheet, Cash Flow and Liquidity
•We ended the year with balance sheet cash of $66.0 million, a 50.9% decrease from the prior year end.
•Net cash used in operating activities for the year was $73.9 million as we carried additional inventories on hand to satisfy growth in customer demand for our products.
•Net cash used in investing activities for the year was $53.2 million including the investments in property and equipment to facilitate growth as well as an acquisition, net of cash acquired.
•Net cash provided by financing activities for the year was $60.1 million driven by net proceeds from borrowings partially offset by the payment of dividends and repurchase of stock.

Fourth Quarter Capital Allocation
•Capital expenditure investments to increase capacity and improve efficiency were $13.1 million.
•Dividend of $0.13 per share.
•Repurchased approximately $4.0 million of shares. Remaining authorization is $115.7 million.

Leadership Change

As previously announced on January 6, 2023, Mr. Barry A. Ruffalo's employment as President and Chief Executive Officer was terminated and he was succeeded by Mr. Jaco van der Merwe. In accordance with the terms of Mr. Ruffalo's separation agreement, we recorded $4.4 million of restructuring related costs in the fourth quarter of 2022. Additional costs are anticipated to be incurred in the first quarter of 2023 for this separation related to the modification of Mr. Ruffalo's equity awards as well as third-party transition support costs.
Management continually reviews our organizational structure and operations to ensure they are optimized and aligned with achieving our near-term and long-term operational and profitability targets. In connection with this review, in February 2023, we implemented a limited restructuring plan to right-size and reduce the fixed cost structure of our overhead departments. We anticipate charges of $3.0 million to $4.0 million for employee termination costs, excluding equity award modifications, to be incurred primarily in the first quarter of 2023. No further actions are currently planned. However, additional actions may be taken as a result of management’s ongoing business reviews.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, March 1, 2023, at 8:30 A.M. Eastern Time, to review its fourth quarter financial results as well as current business conditions.

To access the call, dial (888) 440-4118 on Wednesday, March 1, 2023 at least 10 minutes prior to the scheduled time for the call. International callers should dial (646) 960-0833.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/803984884

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

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You will need to give your name and company affiliation and reference Astec. An archived webcast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed by dialing (800) 770-2030, or (647) 362-9199 for international callers, Conference ID# 8741406. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate and the United States and global economies. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various U.S. GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the appendix to this News Release.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

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Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021 (a)	2022	2021 (a)
Net sales	$349.9	$266.6	$1,274.5	$1,095.5
Cost of sales	278.9	213.3	1,010.4	846.0
Gross profit	71.0	53.3	264.1	249.5

Operating expenses:
Selling, general and administrative expenses	54.7	52.3	216.1	200.6
Research and development expenses	8.5	6.5	31.5	26.5
Restructuring, impairment and other asset charges, net	4.5	0.7	9.0	2.5
Total operating expenses	67.7	59.5	256.6	229.6
Income (loss) from operations	3.3	(6.2)	7.5	19.9

Other expenses, net:
Interest expense	(0.9)	(0.5)	(2.5)	(1.1)
Other income (expenses), net	0.5	(5.3)	(0.6)	(5.0)
Income (loss) before income taxes	2.9	(12.0)	4.4	13.8
Income tax provision (benefit)	4.2	(2.1)	5.0	(2.1)
Net (loss) income	(1.3)	(9.9)	(0.6)	15.9
Net loss (income) attributable to noncontrolling interest	0.3	(0.1)	0.5	(0.1)
Net (loss) income attributable to controlling interest	$(1.0)	$(10.0)	$(0.1)	$15.8

Earnings per common share
Basic	$(0.04)	$(0.44)	$—	$0.70
Diluted	(0.04)	(0.44)	—	0.69

Weighted average shares outstanding
Basic	22,692	22,768	22,791	22,727
Diluted	22,692	22,768	22,791	22,949

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of work-in-process inventory and an overstatement of "Net sales" as a result of over-time revenue recognition calculation errors, the combination of which resulted in a net change in "Cost of sales". These errors caused the overstatement of "Net sales" by $1.2 million and $1.7 million in the three month period and year ended December 31, 2021, respectively, and the overstatement of $0.1 million and understatement of $1.0 million in "Cost of sales" in the three month period and year ended December 31, 2021, respectively. In addition, certain reclassifications have been made to the prior period financial information to conform to the presentation used in the financial statements for the year ended December 31, 2022.

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Astec Industries Inc.
Segment Net Sales and Profits
(In millions; unaudited)

Segment net sales are reported net of intersegment sales. Segment gross profit excludes profit on intersegment sales remaining in inventory.

	Three Months Ended December 31,				Year Ended December 31,
	Infrastructure Solutions	Materials Solutions	Corporate and Other	Total	Infrastructure Solutions	Materials Solutions	Corporate and Other	Total
2022 Net sales	$238.4	$109.8	$1.7	$349.9	$847.4	$422.7	$4.4	$1,274.5
2021 Net sales (a)	187.6	79.0	—	266.6	743.4	352.1	—	1,095.5
Change $	50.8	30.8	1.7	83.3	104.0	70.6	4.4	179.0
Change %	27.1%	39.0%	—%	31.2%	14.0%	20.1%	—%	16.3%

2022 Gross profit	48.2	21.7	1.1	71.0	170.1	92.1	1.9	264.1
2022 Gross profit %	20.2%	19.8%	64.7%	20.3%	20.1%	21.8%	43.2%	20.7%
2021 Gross profit (a)	35.9	16.0	1.4	53.3	162.2	85.9	1.4	249.5
2021 Gross profit % (a)	19.1%	20.3%	—%	20.0%	21.8%	24.4%	—%	22.8%
Change $	12.3	5.7	(0.3)	17.7	7.9	6.2	0.5	14.6

2022 Adjusted EBITDA	23.1	9.7	(10.2)	22.6	73.0	44.5	(46.5)	71.0
2021 Adjusted EBITDA (a)	12.9	2.8	(8.4)	7.3	73.9	39.1	(48.2)	64.8
Change $	10.2	6.9	(1.8)	15.3	(0.9)	5.4	1.7	6.2
Change %	79.1%	246.4%	(21.4)%	209.6%	(1.2)%	13.8%	3.5%	9.6%

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of work-in-process inventory and an overstatement of "Net sales" as a result of over-time revenue recognition calculation errors, the combination of which resulted in a net change in "Cost of sales". These errors caused the overstatement of "Net sales" by $1.2 million and $1.7 million in the three month period and year ended December 31, 2021, respectively, and the overstatement of $0.1 million and understatement of $1.0 million in "Cost of sales" in the three month period and year ended December 31, 2021, respectively. In addition, certain reclassifications have been made to the prior period financial information to conform to the presentation used in the financial statements for the year ended December 31, 2022.

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A reconciliation of total Segment Operating Adjusted EBITDA to the Company's net (loss) income attributable to controlling interest is as follows (in millions; unaudited):

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021 (a)	Change $	2022	2021 (a)	Change $
Segment Operating Adjusted EBITDA	$22.6	$7.3	$15.3	$71.0	$64.8	$6.2
Adjustments:
Transformation program	(6.8)	(5.7)	(1.1)	(25.5)	(13.4)	(12.1)
Curtailment and settlement loss on pension and postretirement benefits, net	—	(4.7)	4.7	—	(4.7)	4.7
Restructuring and other related charges	(4.7)	(0.8)	(3.9)	(6.2)	(2.9)	(3.3)
Asset impairment	(0.1)	—	(0.1)	(3.5)	(0.2)	(3.3)
Gain on sale of property and equipment, net	0.3	0.1	0.2	0.7	0.6	0.1
Transaction costs	(0.1)	—	(0.1)	(2.0)	—	(2.0)
Interest expense, net	(0.6)	(0.4)	(0.2)	(1.5)	(0.6)	(0.9)
Depreciation and amortization	(7.0)	(7.6)	0.6	(27.9)	(30.2)	2.3
Income tax (provision) benefit	(4.2)	2.1	(6.3)	(5.0)	2.1	(7.1)
(Elimination) recapture of intercompany profit	(0.7)	(0.2)	(0.5)	(0.7)	0.4	(1.1)
Net loss (income) attributable to noncontrolling interest	0.3	(0.1)	0.4	0.5	(0.1)	0.6
Net (loss) income attributable to controlling interest	$(1.0)	$(10.0)	$9.0	$(0.1)	$15.8	$(15.9)

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of work-in-process inventory and an overstatement of "Net sales" as a result of over-time revenue recognition calculation errors, the combination of which resulted in a net change in "Cost of sales". These errors caused the overstatement of "Net sales" by $1.2 million and $1.7 million in the three month period and year ended December 31, 2021, respectively, and the overstatement of $0.1 million and understatement of $1.0 million in "Cost of sales" in the three month period and year ended December 31, 2021, respectively. In addition, certain reclassifications have been made to the prior period financial information to conform to the presentation used in the financial statements for the year ended December 31, 2022.

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Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	December 31, 2022	December 31, 2021 (a)
Assets
Current assets:
Cash, cash equivalents and restricted cash	$66.0	$134.4
Investments	3.9	8.6
Trade receivables and contract assets, net	167.1	141.7
Inventories, net	393.4	298.7
Other current assets, net	66.0	52.6
Total current assets	696.4	636.0
Property, plant and equipment, net	173.6	171.7
Other long-term assets	144.4	98.1
Total assets	$1,014.4	$905.8

Liabilities
Current liabilities:
Accounts payable	$107.2	$82.2
Customer deposits	69.5	60.2
Other current liabilities	97.3	80.9
Total current liabilities	274.0	223.3
Long-term debt	78.1	0.2
Other long-term liabilities	35.4	31.0
Total equity	626.9	651.3
Total liabilities and equity	$1,014.4	$905.8

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of contract assets of $2.4 million, work-in-process inventory of $4.3 million, accounts payable of $1.3 million, other current liabilities of $0.7 million, equity of $3.5 million and the understatement of other current assets of $1.0 million and other long-term assets of $0.2 million.

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Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Year Ended December 31,
	2022	2021 (a)
Cash flows from operating activities:
Net (loss) income	$(0.6)	$15.9
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	27.9	30.2
Provision for credit losses	1.2	1.4
Provision for warranties	12.6	10.9
Deferred compensation (benefit) expense	(0.9)	0.5
Share-based compensation	6.8	6.0
Deferred tax benefit	(17.1)	(1.3)
Gain on disposition of property and equipment	(0.7)	(0.6)
Non-cash curtailment and settlement loss (gain) on pension and postretirement benefits, net	—	3.2
Asset impairment charges, net	3.5	0.2
Distributions to deferred compensation programs' participants	(1.0)	(2.5)
Change in operating assets and liabilities, excluding the effects of acquisitions:
Sale (purchase) of trading securities, net	0.7	(3.1)
Receivables and other contract assets	(28.0)	(28.4)
Inventories	(96.4)	(51.5)
Prepaid expenses	(2.8)	(6.2)
Other assets	(16.2)	1.5
Accounts payable	25.5	29.5
Accrued retirement benefit costs	—	(0.1)
Accrued loss reserves	(0.1)	(1.3)
Accrued employee related liabilities	4.3	10.0
Other accrued liabilities	2.6	(8.4)
Accrued product warranty	(11.1)	(10.7)
Customer deposits	9.9	26.5
Income taxes payable/prepaid	6.0	(14.3)
Net cash (used in) provided by operating activities	(73.9)	7.4
Cash flows from investing activities:
Acquisitions, net of cash acquired	(17.8)	0.1
Price adjustment on prior sale of subsidiary	—	(1.1)
Expenditures for property and equipment	(40.7)	(20.1)
Proceeds from sale of property and equipment	5.7	1.9
Purchase of investments	(1.0)	(1.0)
Sale of investments	0.6	1.8
Net cash used in investing activities	(53.2)	(18.4)

(a) Certain prior period amounts have been revised to correct immaterial errors and reclassifications have been made to conform to the presentation used in the financial statements for the year ended December 31, 2022 as reflected within the Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented within this News Release.

(Continued)

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Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(In millions; unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from financing activities:
Payment of dividends	(11.2)	(10.2)
Proceeds from borrowings on credit facilities and bank loans	223.0	7.2
Repayments of borrowings on credit facilities and bank loans	(138.5)	(6.2)
Payment of debt issuance costs	(1.5)	—
Sale of Company stock by deferred compensation programs, net	0.2	0.6
Withholding tax paid upon vesting of share-based compensation awards	(1.8)	(3.5)
Repurchase of Company stock	(10.1)	—
Net cash provided by (used in) financing activities	60.1	(12.1)
Effect of exchange rates on cash	(1.4)	(1.1)
Decrease in cash and cash equivalents and restricted cash	(68.4)	(24.2)
Cash, cash equivalents and restricted cash, beginning of period	134.4	158.6
Cash, cash equivalents and restricted cash, end of period	$66.0	$134.4
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Appendix

The following tables present selected line items from the Consolidated Statements of Operations and segment information for the respective periods identified.

4Q 2022 GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring, Impairment, and Other Charges, Net	Transformation Program	Transaction Costs	As Adjusted (Non-GAAP)
Consolidated
Net sales	$349.9	$—	$—	$—	$349.9
Gross profit	71.0	—	—	—	71.0
Gross profit %	20.3%				20.3%
Selling, general and administrative expenses	54.7	—	(6.8)	(0.1)	47.8
Restructuring, impairment and other asset charges, net	4.5	(4.5)	—	—	—
Operating income (loss)	3.3	4.5	6.8	0.1	14.7
Income taxes	4.2	1.0	1.5	0.1	6.8
Net (loss) income attributable to controlling interest	(1.0)	3.5	5.3	—	7.8
Diluted EPS	(0.04)	0.15	0.23	—	0.34

Infrastructure Solutions
Net sales	238.4	—	—	—	238.4
Gross profit	48.2	—	—	—	48.2
Gross profit %	20.2%				20.2%

Materials Solutions
Net sales	109.8	—	—	—	109.8
Gross profit	21.7	—	—	—	21.7
Gross profit %	19.8%				19.8%

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4Q 2021 (a) GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring, Impairment, and Other Charges, Net	Transformation Program	Pension and OPEB Loss, net	As Adjusted (Non-GAAP)
Consolidated
Net sales	$266.6	$—	$—	$—	$266.6
Gross profit	53.3	—	—	—	53.3
Gross profit %	20.0%				20.0%
Selling, general and administrative expenses	52.3	—	(5.7)	—	46.6
Restructuring, impairment and other asset charges, net	0.7	(0.7)	—		—
Operating (loss)	(6.2)	0.7	5.7	—	0.2
Other (expenses), net of income	(5.3)	—	—	4.7	(0.6)
Income taxes	(2.1)	0.1	1.3	1.1	0.4
Net (loss) attributable to controlling interest	(10.0)	0.6	4.4	3.6	(1.4)
Diluted EPS	(0.44)	0.03	0.19	0.16	(0.06)

Infrastructure Solutions
Net sales	187.6	—	—	—	187.6
Gross profit	35.9	—	—	—	35.9
Gross profit %	19.1%				19.1%

Materials Solutions
Net sales	79.0	—	—	—	79.0
Gross profit	16.0	—	—	—	16.0
Gross profit %	20.3%				20.3%

(a) Certain prior period amounts have been revised to correct immaterial errors and reclassifications have been made to conform to the presentation used in the financial statements for the year ended December 31, 2022 as reflected within the Condensed Consolidated Statements of Operations presented within this News Release.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE

FY2022 (a) GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring, Impairment, and Other Charges, Net	Transformation Program	Transaction Costs	As Adjusted (Non-GAAP)
Consolidated
Net sales	$1,274.5	$—	$—	$—	$1,274.5
Gross profit	264.1	—	—	—	264.1
Gross profit %	20.7%				20.7%
Selling, general and administrative expenses	216.1	—	(25.5)	(2.0)	188.6
Restructuring, impairment and other asset charges, net	9.0	(9.0)	—	—	—
Operating income	7.5	9.0	25.5	2.0	44.0
Income taxes	5.0	2.0	5.9	0.5	13.4
Net (loss) income attributable to controlling interest	(0.1)	7.0	19.6	1.5	28.0
Diluted EPS	—	0.30	0.86	0.07	1.23

Infrastructure Solutions
Net sales	847.4	—	—	—	847.4
Gross profit	170.1	—	—	—	170.1
Gross profit %	20.1%				20.1%

Materials Solutions
Net sales	422.7	—	—	—	422.7
Gross profit	92.1	—	—	—	92.1
Gross profit %	21.8%				21.8%

(a) Certain amounts have been reclassified to conform to the presentation used in the financial statements for the year ended December 31, 2022 as reflected within the Condensed Consolidated Statements of Operations presented within this News Release.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE

FY2021 (a) GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring, Impairment, and Other Charges, Net	Transformation Program	Pension and OPEB Loss, net	As Adjusted (Non-GAAP)
Consolidated
Net sales	$1,095.5	$—	$—	$—	$1,095.5
Gross profit	249.5	—	—	—	249.5
Gross profit %	22.8%				22.8%
Selling, general and administrative expenses	200.6	—	(13.4)	—	187.2
Restructuring, impairment and other asset charges, net	2.5	(2.5)	—		—
Operating income	19.9	2.5	13.4	—	35.8
Other (expenses), net of income	(5.0)	—	—	4.7	(0.3)
Income taxes	(2.1)	0.5	3.1	1.1	2.6
Net (loss) income attributable to controlling interest	15.8	2.0	10.3	3.6	31.7
Diluted EPS	0.69	0.09	0.45	0.15	1.38

Infrastructure Solutions
Net sales	743.4	—	—	—	743.4
Gross profit	162.2	—	—	—	162.2
Gross profit %	21.8%				21.8%

Materials Solutions
Net sales	352.1	—	—	—	352.1
Gross profit	85.9	—	—	—	85.9
Gross profit %	24.4%				24.4%

(a) Certain prior period amounts have been revised to correct immaterial errors and reclassifications have been made to conform to the presentation used in the financial statements for the year ended December 31, 2022 as reflected within the Condensed Consolidated Statements of Operations presented within this News Release.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021 (a)	2022	2021 (a)
Net (loss) income attributable to controlling interest	$(1.0)	$(10.0)	$(0.1)	$15.8
Adjustments:
Transformation program	6.8	5.7	25.5	13.4
Curtailment and settlement loss on pension and postretirement benefits, net	—	4.7	—	4.7
Restructuring and other related charges	4.7	0.8	6.2	2.9
Asset impairment	0.1	—	3.5	0.2
Gain on sale of property and equipment, net	(0.3)	(0.1)	(0.7)	(0.6)
Transaction costs	0.1	—	2.0	—
Income tax impact of adjustments	(2.6)	(2.5)	(8.4)	(4.7)
Adjusted net income (loss) attributable to controlling interest	$7.8	$(1.4)	$28.0	$31.7

Diluted EPS	$(0.04)	$(0.44)	$—	$0.69
Adjustments:
Transformation program	0.30	0.25	1.12	0.58
Curtailment and settlement loss on pension and postretirement benefits, net	—	0.21	—	0.20
Restructuring related charges (b)	0.20	0.03	0.27	0.13
Asset impairment	—	—	0.15	0.01
Gain on sale of property and equipment, net	(0.01)	—	(0.03)	(0.03)
Transaction costs	—	—	0.09	—
Income tax impact of adjustments	(0.11)	(0.11)	(0.37)	(0.20)
Adjusted EPS	$0.34	$(0.06)	$1.23	$1.38

(a) Certain prior period amounts have been revised to correct immaterial errors as reflected within the Condensed Consolidated Statements of Operations presented within this News Release.

(b) Calculation includes the impact of a rounding adjustment

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021 (a)	2022	2021 (a)
Net sales	$349.9	$266.6	$1,274.5	$1,095.5

Net (loss) income attributable to controlling interest	$(1.0)	$(10.0)	$(0.1)	$15.8
Interest expense, net	0.6	0.4	1.5	0.6
Depreciation and amortization	7.0	7.6	27.9	30.2
Income tax provision (benefit)	4.2	(2.1)	5.0	(2.1)
EBITDA	10.8	(4.1)	34.3	44.5
EBITDA margin	3.1%	(1.5)%	2.7%	4.1%

Adjustments:
Transformation program	6.8	5.7	25.5	13.4
Curtailment and settlement loss on pension and postretirement benefits, net	—	4.7	—	4.7
Restructuring and other related charges	4.7	0.8	6.2	2.9
Asset impairment	0.1	—	3.5	0.2
Gain on sale of property and equipment, net	(0.3)	(0.1)	(0.7)	(0.6)
Transaction costs	0.1	—	2.0	—
Adjusted EBITDA	$22.2	$7.0	$70.8	$65.1
Adjusted EBITDA margin	6.3%	2.6%	5.6%	5.9%

(a) Certain prior period amounts have been revised to correct immaterial errors as reflected within the Condensed Consolidated Statements of Operations presented within this News Release.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com